Exhibit T3E.4


  THIS FORM DOES NOT CONSTITUTE A PROOF OF CLAIM AND MAY NOT BE USED TO FILE A
        CLAIM OR TO INCREASE ANY AMOUNT LISTED IN THE DEBTORS' SCHEDULES

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re                                       Bankruptcy Case Nos.

GOLDEN NORTHWEST ALUMINUM, INC.,            303-44107-rld11 LEAD CASE
GOLDENDALE HOLDING COMPANY,                 303-44108-rld11
GOLDENDALE ALUMINUM COMPANY,                303-44109-rld11
NORTHWEST ALUMINUM TECHNOLOGIES, LLC,       303-44110-rld11
NORTHWEST ALUMINUM SPECIALTIES, INC.,       304-42059-rld11
NORTHWEST ALUMINUM COMPANY,                 304-42061-rld11

             Debtors-in-Possession          (Jointly Administered
                                            Under 303-44107-rld11)

               BENEFICIAL HOLDER BALLOT FOR ACCEPTING OR REJECTING
               PLAN OF REORGANIZATION DATED AS OF JANUARY 13, 2005
       12% FIRST MORTGAGE NOTES DUE 2006 (THE "NOTES") CUSIP NO. 381130AE3
                        CLASS TWO A - SECURED NOTE CLAIMS

[Creditor Name]
[Creditor Address]

PLEASE READ AND FOLLOW THE INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY. IF THIS BALLOT OR A MASTER BALLOT INCORPORATING THIS BALLOT AND REFLECTING THE VOTE SET FORTH HEREIN HAS NOT BEEN RECEIVED BY THE BALLOTING AGENT BY 4:00 P.M., PACIFIC TIME, ON FEBRUARY 18, 2005, UNLESS SUCH TIME IS EXTENDED (THE "VOTING DEADLINE"), YOUR VOTE WILL NOT BE COUNTED. PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO IT MAY BE PROCESSED BY YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, AND FORWARDED TO THE BALLOTING AGENT BEFORE THE VOTING DEADLINE.

      Golden Northwest Aluminum, Inc., an Oregon corporation ("GNA"), Northwest Aluminum Technologies, LLC, a Washington limited liability company, Northwest Aluminum Company, an Oregon corporation, and Northwest Aluminum Specialties, Inc., an Oregon corporation, and the Official Committee of Unsecured Creditors filed a plan of reorganization dated as of January 12, 2005 (the "Plan"). The United States Bankruptcy Court for the District of Oregon (the "Bankruptcy Court") has approved a disclosure statement with respect to the Plan (the "Disclosure Statement"). The Disclosure Statement provides you with information to assist you in deciding how to vote your Ballot. If you do not have a Disclosure Statement, you may obtain one by contacting the Balloting Agent at the address set forth below. Bankruptcy Court approval of the Disclosure Statement does not indicate approval of the Plan by the Bankruptcy Court.

      This Ballot may not be used for any purpose other than for casting a vote to accept or reject the Plan. Only the beneficial holders of the Notes (the "Beneficial Holders"), or their authorized agents, as of 4:00 p.m., Pacific time, on January 13, 2005 (the "Voting Record Date") are entitled to vote to accept or reject the Plan.

      You should review the Disclosure Statement and the Plan before you vote. You may wish to seek legal counsel concerning the Plan and your classification and treatment under the Plan. Under the Plan, Class Two A Claims are impaired, and the holders of such claims therefore are entitled to vote to accept or reject the Plan. Please note that claims against the Debtors based on the Notes have been classified into two different classes under the Plan. You will receive and should execute and return a Class Three Beneficial Holder Ballot along with this Class Two A Beneficial Holder Ballot.

      In addition, you will receive information and documents regarding the Co-Investment Option for holders of the Notes provided in the Plan. If you desire to participate in the Co-Investment Option, you must deliver all documents relating to the Co-

Investment Option and your earnest money deposit to GNA. Do not deliver any Co-Investment Option documents or earnest money with this Ballot.

      If the Bankruptcy Court confirms the Plan, it will be binding on you whether or not you vote. The Plan can be confirmed by the Bankruptcy Court and thereby made binding if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of claims that actually vote in each class of claims or interests voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of section 1129(b) under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq. TO HAVE YOUR VOTE COUNT YOU MUST COMPLETE AND TIMELY RETURN THIS BALLOT.

      PLEASE SUPPLY THE APPROPRIATE INFORMATION AND CHECK THE APPROPRIATE
BOXES:

Item 1:  Aggregate Principal Amount of Note Claims.
         As of the Voting Record Date, the undersigned was the Beneficial Holder (or the authorized representative thereof) of (fill in blank) $__________________ aggregate principal amount of the Notes.

Item 2:  Vote.
         The Beneficial Holder of the aggregate principal amount of the Notes set forth in Item 1 votes to (please check one):

           Accept the Plan    [ ]              Reject the Plan     [ ]

Item 3:  Certification as to the Notes held in Additional Accounts.
         By signing and returning this Ballot, the undersigned certifies that the following Notes are held by the undersigned (please use additional sheets of paper, if necessary):

                                                       $
         ----------------  --------------------------  -------------------------
         Account Number    Name of Registered Holder   Principal Amount of Notes
                                 or Nominee
                                                       $
         ----------------  --------------------------  -------------------------
         Account Number    Name of Registered Holder   Principal Amount of Notes
                                 or Nominee

Item 4: By signing this Ballot, the undersigned hereby certifies that: (a) the Beneficial Holder or its authorized representative has been provided with a copy of the Disclosure Statement and the exhibits thereto; (b) the Beneficial Holder of the aggregate amount of the Notes set forth in
         Item 1 has full power and authority to vote to accept or reject the Plan; (c) such Beneficial Holder has voted to accept or reject the Plan as set forth in Item 2; and (d) this Ballot has been executed on behalf of a single Beneficial Holder. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 5:  By signing this Ballot, the undersigned hereby certifies that it either
         (a) is the record holder or "street name" holder of the Notes to which this Ballot pertains in addition to being a Beneficial Holder and is sending this Ballot directly to the Balloting Agent or (b) is sending this Ballot to the record holder of, or other nominee of the undersigned with respect to, the Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot incorporating this Ballot and reflecting the vote set forth herein and (y) deliver such Master Ballot to the Balloting Agent. The undersigned also acknowledges that it has been provided with a copy of the Disclosure Statement and that the solicitation is subject to all terms and conditions set forth in the Disclosure Statement.

                        Name of Voter:________________________________________
                                           (Print of Type)

                        Social Security or Federal Tax ID No._________________

                        Signed by:____________________________________________

                        Print Name:___________________________________________
                                             (If other than voter)
                        Title:________________________________________________
                                             (If appropriate)

                        Telephone Number:_____________________________________

                        Date Completed:_______________________________________

                   BENEFICIAL HOLDER BALLOT (CLASS TWO A) PAGE 2

                                  INSTRUCTIONS

      To have your vote count, you must complete, sign and return this Ballot to the record holder or other nominee sufficiently in advance of the Voting Deadline so that it may be processed and forwarded to the Balloting Agent before the Voting Deadline. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

      If you believe that you have received a damaged Ballot or if you need additional Ballots, please contact either the Balloting Agent or your nominee immediately.

      The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. Accordingly, you should NOT surrender any certificates representing your Notes at this time. The Balloting Agent will not accept delivery of any such Notes surrendered together with this Ballot.

      To properly complete the Ballot, you must follow the procedures described below:

      (a) make sure that the information required by Item 1 has been inserted; if you do not know the face amount of your Notes, please contact either your broker or your nominee;

      (b) cast one vote to accept or reject the Plan by checking the proper box in Item 2;

      (c)  sign and date the Ballot;

      (d) if you are completing the Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing and submit satisfactory evidence of your authority to so act (e.g., a power of attorney or a certified copy of board resolutions authorizing you to so act);

      (e) provide your name and mailing address if different from the preprinted address which appears on the Ballot or if no preprinted address appears on the Ballot; and

      (f) return each Ballot using the postage-paid return envelope enclosed with such Ballot.

      You must return your Ballot early enough for your vote to be processed by your broker, bank, nominee or proxy intermediary and then forwarded to the Balloting Agent so that it is received by the Voting Deadline. Please allow additional time.

                        PLEASE MAIL YOUR BALLOT PROMPTLY!

          IF YOU HAVE ANY QUESTIONS REGARDING THE BALLOT OR THE VOTING
                      PROCEDURES GENERALLY, PLEASE CALL THE
                       BALLOTING AGENT AT 1-503-277-7902.

                     THE ADDRESS OF THE BALLOTING AGENT IS:
                           POORMAN-DOUGLAS CORPORATION
                                10300 ALLEN BLVD.
                             BEAVERTON, OREGON 97005



                 BENEFICIAL HOLDER BALLOT (CLASS TWO A) PAGE 3